EXHIBIT 5
                                                                     ---------


                                ROBERT T. TUCKER

                                 ATTORNEY AT LAW



61 PURCHASE ST.                                                 (914) 967-8105
RYE, N.Y. 10580                                            FAX: (914) 967-8161


                                        June 21, 1996



CUC International Inc.
707 Summer Street
Stamford, CT 06901


Ladies and Gentlemen:


     I refer to the Registration Statement (the "Registration Statement") on Form S-4 being filed by CUC International Inc. ("CUC") under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "Commission"), relating to the registration of up to 30,039,606 shares of common stock par value $ .01 per share of CUC (the "Shares") to be issued to the shareholders of Davidson & Associates, Inc. ("Davidson") in connection with the merger of CUC's wholly owned subsidiary, Stealth Acquisition Corp. I ("Merger Sub"), into and with Davidson, all as set forth in the Agreement and Plan of Merger dated February 19, 1996, among CUC, Davidson and Merger Sub (the "Merger Agreement").


I have examined copies of (i) the Registration Statement; (ii) the Restated Certificate of Incorporation and By-Laws of the Company, each as amended to date; (iii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares pursuant to the terms of the Agreement and Plan of Merger; and (iv) the Agreement and Plan of Merger.
I have also examined originals, photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as I have deemed relevant and necessary as the basis for the opinions set forth below. In such examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all copies submitted to me as certified, conformed or photostatic copies, and the authenticity of all originals of such copies.


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     Based upon the foregoing, I am of the opinion that the issuance of the
Shares has been duly authorized by CUC and that the Shares, when issued and delivered to the Shareholders of Davidson in accordance with the Merger Agreement, will be legally issued, fully paid and non-assessable.


     I hereby consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement and to the reference to the undersigned under the caption "Legal Matters" in the Registration Statement.





                                   Very truly yours,



                                   /s/ Robert T. Tucker
                                   ------------------------------------
                                   Robert T. Tucker




RTT/kau